UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2005

Date of Earliest Event Reported: February 11, 2005

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement

On December 29, 2004, Office Depot, Inc. (the “Company”) entered into an agreement (the “Agreement”) to sell certain land and contractual rights (collectively, the “Property”) to Stiles Corporation. The execution of the Agreement was previously reported in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 30, 2004. The Property, located in Boca Raton, Florida, was originally acquired by the Company in 2003 for development as a new global headquarters for the Company. The Company subsequently determined not to proceed with such development.

The Agreement originally provided that the purchaser had a thirty-day inspection period, at the conclusion of which it could rescind the Agreement. That inspection period was subsequently extended to February 11, 2005 by the execution of a First Amendment to the Agreement. The Company did not (and does not) consider that amendment to be material. On February 11, 2005, the parties entered into a Second Amendment to the Agreement (the “Second Amendment” and the Agreement, as amended, the “Amended Agreement”).

Pursuant to the Second Amendment, the Company agreed to provide seller financing equal to approximately ninety percent (90%) of the purchase price for the Property (the “Purchase Money Loan”). The Purchase Money Loan will be secured by a first mortgage on the Property or other security acceptable to the Company and will mature on December 31, 2005. The parties have undertaken to use their respective good faith efforts to agree upon the form of appropriate loan documentation before 5:00 on Friday, February 18, 2005. In the event they are unable to do so, then the purchaser may either terminate the Amended Agreement or waive the right to receive the Purchase Money Loan.

Pursuant to the Second Amendment, the purchaser may no longer elect to rescind the purchase in connection with its due diligence activities (unless any continued due diligence by the purchaser shall uncover a material default by the Company of a representation, warranty or covenant under the Amended Agreement) and the closing date for the purchase and sale has been scheduled for April 12, 2005.

The purchase price for the Property is $ [* * *].1

[1]	The Company has filed a request with the SEC for confidential treatment with respect to the purchase price to be paid, for a period of one year from the original date of the Agreement, unless the Property is actually sold during that period of time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: February 16, 2005	By:	/s/ David C. Fannin
David C. Fannin
Executive Vice President and General Counsel